UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

USA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Hudson Executive Capital LP

HEC Management GP LLC

HEC Master Fund LP

HEC SPV IV LP

Lisa P. Baird

Douglas G. Bergeron

Douglas L. Braunstein

Jacob Lamm

Michael K. Passilla

Ellen Richey

Anne M. Smalling

Shannon S. Warren

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains a press release issued by Hudson Executive Capital LP, dated January 15, 2020.

*  *  *  *  *

HUDSON EXECUTIVE PROVIDES UPDATE ON PROXY SOLICITATION

FOR USA TECHNOLOGIES’ ANNUAL MEETING

New York – January 15, 2020 – Hudson Executive Capital LP (“Hudson Executive”), a New York-based investment firm and the largest shareholder of USA Technologies, Inc. (“USAT” or the “Company”) (OTC: USAT) with beneficial ownership of approximately 16.3% of common stock, today announced that USAT shareholders representing 60.58% of the voting power, which includes the 10,385,172 common shares beneficially owned by Hudson Executive, have executed and delivered GOLD proxy cards voting “FOR ALL” of Hudson Executive’s eight candidates for election to the USAT Board of Directors.

This tabulation is based solely on the GOLD proxy cards received by Hudson Executive’s proxy solicitor, Innisfree M&A Incorporated, through the afternoon of January 15, 2020 and the number of the Company’s common shares and Series A preferred shares outstanding as reported in the Company’s Form 10-Q for the fiscal quarter ended September 30, 2019. This tabulation also assumes that each Series A preferred share is entitled to 0.1988 of a vote on all matters presented at the annual meeting. This tabulation does not reflect the final results of the proxy solicitation. At any point at or prior to the Company’s annual meeting on April 30, 2020, shareholders can change their vote, revoke their proxy or vote on the Company’s white proxy card. In addition, the Company has not yet filed its proxy statement for the annual meeting, set a record date for the annual meeting or, to Hudson Executive’s knowledge, solicited shareholders on its white proxy card. As such, the final results of the proxy solicitation will not be known until the annual meeting is held. At this stage, no outcome of the annual meeting can be predicted and the tabulation will change.

Cadwalader, Wickersham & Taft LLP and Pepper Hamilton LLP are serving as legal advisors to Hudson Executive.

About Hudson Executive Capital LP

Hudson Executive Capital LP (“Hudson Executive”), based in New York City, is a SEC-registered investment advisor to certain affiliated investment funds.

Press Contact

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

212.257.4170

Investor Contact

Scott Winter/Gabrielle Wolf

Innisfree M&A Incorporated

212.750.5833